As filed with the Securities and Exchange Commission on March 8, 2024
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3861628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

530 7th Avenue, Floor M1
New York, New York 10018
(Address of Principal Executive Offices) (Zip Code)

LivePerson, Inc. 2018 Inducement Plan, as amended
(Full title of the Plans)

Monica L. Greenberg, Esq.
Executive Vice President of Policy and General Counsel
LivePerson, Inc.
530 7th Avenue, Floor M1
New York, New York 10018
(212) 609-4200
(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copy to:
Mark Hayek, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
(212) 859-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On February 13, 2024, the Board of Directors of LivePerson, Inc. (the “Registrant”), approved an amendment of the Registrant’s 2018 Inducement Plan, as amended (the “Inducement Plan”), which provides for grants of equity awards to induce individuals to accept employment with the Registrant and its affiliates. Under the amendment, the number of shares of Common Stock that may be issued pursuant to the Inducement Plan was increased by 5,300,000 shares of Common Stock. This registration statement on Form S-8 (this “Registration Statement”) relates to the additional 5,300,000 shares of Common Stock authorized for future issuance under the Inducement Plan, and the associated rights to Purchase Series A Junior Participating Preferred Stock (the “Purchase Rights”).

Pursuant to General Instruction E to Form S-8, the contents of the registration statements on Form S-8 with respect to the Inducement Plan (File No. 333-224059) filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2018, February 1, 2019, November 13, 2019, and May 12, 2022, including the information contained therein, are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Inducement Plan, as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus, for the Inducement Plan, that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in the Registration Statement by reference:

(a) The Registrant’s latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s documents referred to in (a) above.

(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A12G filed with the Commission under the Exchange Act on March 28, 2000, including any amendment or report filed for the purpose of updating such description.

(d)     The description of the Purchase Rights contained in the Registrant’s registration statement on Form 8-    A12B filed with the Commission under the Exchange Act on January 22, 2024, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Not applicable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Fourth Amended and Restated Certificate of Incorporation.	10-K	000-30141	3.1	March 30, 2001

4.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation effective as of November 12, 2019).	S-8	333-234676	4.2	November 13, 2019

4.3	Third Amended and Restated Bylaws, as amended.	8-K	000-30141	3.1	June 12, 2023

4.4	Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company, dated January 22, 2024.	8-K	000-30141	3.1	January 22, 2024

4.5	Tax Benefits Preservation Plan, dated as of January 22, 2024, by and between the Company and Equiniti Trust Company, LLC as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto).	8-K	000-30141	4.1	January 22, 2024

4.6	Amendment, dated as of February 16, 2024, to the Tax Benefits Preservation Plan, between LivePerson, Inc. and Equiniti Trust Company, LLC.	8-K	000-41926	4.1	February 16, 2024

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.					X

23.1*	Consent of BDO USA, P.C.					X

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 to this Registration Statement).					X

24.1*	Power of Attorney authorizing signature (on behalf of each officer and director included on the signature page to this Registration Statement).					X

99.1	LivePerson, Inc. 2018 Inducement Plan (as amended through February 9, 2022).	S-8	333-264897	99.1	May 12, 2022

99.2*	Amendment to LivePerson, Inc. 2018 Inducement Plan (as amended through February 9, 2022).					X

107*	Calculation of Filing Fee Table.					X
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of March, 2024.

LIVEPERSON, INC.
Date: March 8, 2024

	By:	/s/ John Collins
	Name:	John Collins
	Title:	Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of LivePerson, Inc. (the "Company"), hereby severally constitute and appoint John Collins, Jeffrey Ford and Monica L. Greenberg, and each of them singly, as our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony John Sabino	Chief Executive Officer (Principal Executive Officer) and Director	March 8, 2024
Anthony John Sabino

/s/ John Collins	Chief Financial Officer (Principal Financial Officer) and Chief Operating Officer	March 8, 2024
John Collins

/s/ Jeffrey Ford	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 8, 2024
Jeffrey Ford

/s/ Jill Layfield	Chair of the Board	March 8, 2024
Jill Layfield

/s/ James Miller	Director	March 8, 2024
James Miller

/s/ Bruce Hansen	Director	March 8, 2024
Bruce Hansen

/s/ Vanessa Pegueros	Director	March 8, 2024
Vanessa Pegueros

/s/ William G. Wesemann	Director	March 8, 2024
William G. Wesemann

/s/ Kevin C. Lavan	Director	March 8, 2024
Kevin C. Lavan

/s/ Yael Zhang	Director	March 8, 2024
Yael Zhang